EXHIBIT 99.1

FOR IMMEDIATE RELEASE

HandHeld Entertainment Acquires Putfile.com and Increases Audience to
More Than 13.7 Million Unique Visitors and 83 Million Page Views

The $7.1 million acquisition of Putfile.com transforms HandHeld Entertainment’s network of user-generated Web sites into a significant worldwide online video network

SAN FRANCISCO and GUILDFORD, England - Feb. 6, 2007 - HandHeld Entertainment™ (NASDAQ: ZVUE, ZVUEW) today announced it has acquired Putfile.com™, a leading free digital media service featuring user-generated content for approximately $7.1 million ($1.08 million in cash and approximately $6.0 million in HandHeld Entertainment common stock). The acquisition vaults HandHeld into a leadership position in the online video market by significantly increasing its audience.

As a result of the Putfile.com acquisition, HandHeld Entertainment’s Web properties
•	Comprise one of the largest online video networks in its market;
•	Include more than 425,000 free and premium video selections;
•	Attracted more than 13.7 million unique visitors (on a combined basis) in January 2007;
•	Generated more than 83 million page views (on a combined basis) in January 2007; and
•	Will strengthen HandHeld Entertainment’s goal to achieve cash flow positive results by the end of 2007.
All traffic figures and rankings noted in this release were determined by the company by using Google Analytics and Alexa’s traffic ranking system (unless stated otherwise).

Under terms of the acquisition, HandHeld Entertainment paid $500,000 in cash at closing for Putfile.com, and approximately $580,000 payable during the next 12 months in equal monthly payments, plus 2,092,050 shares of restricted common stock, which may be sold in 1/12th increments per month during the next 12 months. HandHeld Entertainment management will discuss this acquisition in an investor conference call and Webcast slated for Wednesday, February 7 at 4:15 p.m. (EST)/1:15 p.m. (PST), details of which can be found online at http://www.hheld.com/news/20070205.php.

“The Putfile acquisition clearly establishes our place in the online video world,” said Jeff Oscodar, president and chief executive officer of HandHeld Entertainment. “With more than 13.7 million monthly unique visitors and 83 million page views combined last month, we have a substantial and engaged audience.

“Beyond sheer traffic, however, Putfile.com provides our network of Web sites with tens of thousands of new videos and flash animations each week which can now be distributed throughout our network. The traffic that Putfile brings to our network will create an even larger audience for the thousands of premium commercial titles that we already have in our library.”

Putfile.com highlights include:
•	More than 9.5 million unique visitors during January 2007;
•	More than 61 million page views in January 2007;
•	More than 1.4 million registered users (as of today);

•	More than 80,000 creative media uploads to its Web site last week alone (pictures, videos, flash media animations, etc.);
•	More than 408,000 user-generated videos available for free online viewing (as of today); and
•	A ranking of 1,093 last week, making it the 1,093rd most visited Web site in the world (according to Alexa).

Acquisitions Accelerate HandHeld Entertainment’s Digital Media Strategy

In its investor conference call on November 14, 2006, HandHeld Entertainment outlined a strategy that focused the company on creating a compelling and profitable mix of free and premium content designed for use on PCs, portable devices (such as the company’s ZVUE™ personal media players and other PMPs), as well as PDAs and mobile phones supporting Windows Mobile 5.0.

Under this strategy, HandHeld Entertainment has now acquired four Web properties since November 2006, three of which it has begun expanding, including
•	Dorks.com (acquired November 14, 2006);
•	FunMansion.com (acquired December 1, 2006);
•	YourDailyMedia.com (acquired December 18, 2006); and
•	Putfile.com (announced today).

The combined visitor totals of the aggregated HandHeld Entertainment Web properties present the company with multiple advertising and marketing synergies not previously available to the individual Web sites, synergies the company is working to leverage to the benefit of its shareholders.

“HandHeld Entertainment is the perfect vehicle to take Putfile to the next level and will be an excellent fit in HandHeld Entertainment’s growing network of Web sites,” said Gordon Page, founder of Putfile.com. “I started Putfile to give people a convenient way to share files with each other. Putfile’s users quickly created a great community focusing on entertainment, particularly video and animations. The site’s tremendous growth illustrates the community’s passion. As part of the HandHeld network of Web sites, I’m looking forward to accelerating that growth and building on that passion.”

HandHeld Entertainment now has more than 425,000 free and premium videos available to users through its network of Web sites. These include premium music videos, anime features, television shows, movies, cartoons, independent films, documentaries, and news, entertainment and sports programs from companies ranging from Sony BMG to IMG Media and from Canadian Broadcast Corp. to Fun Little Movies, as well as free user-generated and user-submitted video selections and other forms of media. Customers can also select from millions of songs that can be played on a ZVUE through HandHeld Entertainment’s relationships with eMusic and Rhapsody (see http://www.zvue.com/html/music.php).

About HandHeld Entertainment, Inc.
HandHeld Entertainment is a digital-media-to-go company. Its network of Web sites (Putfile.com, YourDailyMedia.com, FunMansion.com and Dorks.com) attracts one of the largest audiences in the world of unique visitors viewing user-generated content. Its ZVUE family of mass-market portable media players is mass-market priced and available for purchase online and in retail locations across the U.S. Additionally, portable video lovers can visit HandHeld Entertainment’s premium video content store at www.zvue.com to buy pay-per-download videos. HandHeld Entertainment’s common stock and warrants are traded on the NASDAQ Capital Market (ZVUE, ZVUEW) and Boston Stock Market (HDE, HDEW), respectively. For more information, visit www.hheld.com/ir or call 415-495-6470.

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HandHeld Entertainment, Putfile.com, YourDailyMedia.com, FunMansion.com, Dorks.com, ZVUE.com and ZVUE are trademarks of HandHeld Entertainment. All other trademarks are property of their respective owners.

“Safe Harbor” Statement Under the Private Securities Litigation Reform Act of 1995

This announcement contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, Section 21E of the Securities Exchange Act of 1934, and within the meaning of the Private Securities Litigation Reform Act of 1995. Actual results could differ materially from those projected in the forward-looking statements as a result of various factors including the ability of the company to successfully commercialize its new technologies as well as risk factors set forth from time to time in HandHeld Entertainment’s filings with the United States Securities and Exchange Commission, including Annual Reports on Form 10-KSB, Quarterly Reports on Form 10-QSB and Current Reports on Form 8-K and other reports filed by the company with the SEC. The company undertakes no obligation to publicly release the result of any revisions to these forward-looking statements, which may be made to reflect events or circumstances after the date hereof or to reflect the occurrence of unanticipated events. As a result, investors should not place undue reliance on these forward-looking statements.

MEDIA CONTACTS FOR HANDHELD ENTERTAINMENT:
David Politis, Politis Communications, 801-523-3730(wk), 801-556-8184(cell), dpolitis@politis.com or
Jonathan Bacon, Politis Communications, 801-523-3730(wk), 801-660-7820(cell), jbacon@politis.com

INVESTOR CONTACT FOR HANDHELD ENTERTAINMENT:
Robert Prag, The Del Mar Consulting Group, Inc., 858-794-9500, bprag@delmarconsulting.com